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                                    EXHIBIT A



       The Agreement by and Between Gateway Energy Corporation And Its Wholly-Owned Subsidiaries and Allen Drilling Acquisition Company





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                                    AGREEMENT


         THIS AGREEMENT, made this 6th day of March, 2003, by and between Gateway Energy Corporation, a Delaware corporation, and its wholly owned subsidiaries, Gateway Processing Company, a Texas corporation, and Gateway Pipeline Company, a Texas corporation, hereinafter collectively called "Gateway" and Allen Drilling Acquisition Company, a Nebraska corporation, hereinafter called "ADAC".

                              W I T N E S S E T H:

         WHEREAS, Gateway Processing Company is a party to a certain First Amended and Restated Master Agreement dated September 12, 2002, by and between Redwood Energy Production, L.P., Gateway Processing Company and Hanover Compression Limited Partnership, and the ancillary agreements contained therein, as same have been or may be amended from time to time, hereinafter referred to as the "Restated Master Agreement"; and

         WHEREAS, pursuant to the terms of the Restated Master Agreement Gateway is required to construct approximately 48,500 feet of ten-inch pipeline, 500 feet of four-inch pipeline, 3,000 feet of three-inch pipeline and related facilities located in Madison County, Texas, which, together with all related assets, easements, rights of way and contract rights whatsoever, are hereinafter collectively referred to as the "Pipeline Facilities"; and

         WHEREAS, Gateway has a Term Loan with Southwest Bank of Texas ("Southwest Bank") in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) ("Southwest Bank Term Loan") which provides a portion of the funds required to construct the Pipeline Facilities; and

         WHEREAS, in order for Gateway to complete construction of the Pipeline Facilities, and for other corporate purposes, it is necessary for Gateway to obtain additional financing from Southwest Bank in the amount of Nine Hundred Thousand Dollars ($900,000); and

         WHEREAS, in order to obtain such financing it is necessary for Gateway to provide credit enhancements to Southwest Bank, in the form of a letter of credit or other secured guarantee; and

         WHEREAS, ADAC has agreed to provide such credit enhancement; and

         WHEREAS, as consideration for providing such credit enhancement ADAC is to be paid certain compensation as described herein, and further ADAC is to have the option to elect to receive an equity position in the Pipeline Facilities; and



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         WHEREAS, the parties hereto now desire to enter into an Agreement providing for the provision of the credit enhancement, and the compensation to be paid by Gateway to ADAC for the credit enhancement, and the option of ADAC to acquire an ownership interest in the Pipeline Facilities.

         NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Incorporation of Recitals. The foregoing recitals are specifically incorporated in this Agreement by this reference.

         2. Definitions. ADAC acknowledges receipt of a complete copy of the Restated Master Agreement. Capitalized terms used in this Agreement, and not defined in this Agreement, shall have the same meaning as set forth in the Restated Master Agreement. Gateway shall give written notice to ADAC of any change or modification that is made to the Restated Master Agreement or any agreement or document related thereto within ten (10) calendar days after such change or modification is made, provided, however, that neither the Restated Master Agreement nor any agreement or document related thereto shall be modified in any way that may be reasonably expected to have a material adverse impact on ADAC unless fifteen (15) days' prior written notice has been given to ADAC of the proposed modification.

         3. Terms of the Term Note. Gateway shall arrange to borrow from Southwest Bank an amount not to exceed Nine Hundred Thousand Dollars ($900,000) (the "Loan"). The Loan shall be represented by a Term Note which shall be due and payable three (3) years after the date of the Term Note (the "Maturity Date"). Interest only shall be payable at least annually at a rate not to exceed eight percent (8%) per annum. Interest shall be payable more frequently if Gateway and Southwest Bank so agree. The entire outstanding principal balance of the Loan shall be due and payable on the Maturity Date. The terms of the Loan shall incorporate such other provisions not inconsistent with the foregoing as shall be agreeable to Southwest Bank and to Gateway, in their discretion, provided, however, that the loan documents comprising and surrounding the Term Note proposed to be made to Gateway by Southwest Bank shall be also subject to the approval of ADAC in its discretion; provided, however, that in the exercise of its discretion ADAC shall not refuse to consent to any loan document or any term or terms in the loan documents comprising or surrounding the Term Note for the sole reason that the Term Note will contain cross-collateralization and cross-default provisions with regard to the Southwest Bank Term Loan. Gateway agrees to promptly furnish to ADAC copies of all documents comprising or surrounding the Term Note and to inform ADAC promptly, at all times during the term of the Term Note, of any activity on the Term Note that may have a material adverse impact on ADAC. Further, Gateway agrees to promptly, upon


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execution hereof, furnish to ADAC copies of all documents comprising or surrounding the Southwest Bank Term Loan and the Legacy Bank Loan (hereinafter defined), including all documents relating to the original execution of such loans, the current status of such loans, and to matters regarding Gateway's performance of its obligations under the loans and to inform ADAC promptly, at all times during the term of the Term Note, of any activity on the Southwest Bank Term Loan and the Legacy Bank Loan that may have a material adverse impact on ADAC

         Title to the assets, properties and securities in which ADAC is to be given a security interest shall be marketable title, subject only to the prior lien of Southwest Bank on the Pipeline Facilities and on the Waxahachie Pipeline System (referred to in Paragraph 7(a) hereof) and to the prior lien of Legacy Bank on the FCFA assets (referred to in Paragraph 7(b) hereof).

         4. Credit Enhancement by ADAC. ADAC will provide one or more letters of credit in the aggregate amount of Nine Hundred Thousand Dollars ($900,000) from a bank or banks which are acceptable to Southwest Bank in its sole discretion, and on terms acceptable to Southwest Bank, which letter(s) of credit shall secure and guarantee payment of the principal amount of Nine Hundred Thousand Dollars ($900,000) pursuant to the Term Note. At ADAC's option, and subject to the agreement of Southwest Bank, ADAC may provide a form of secured guarantee other than a letter of credit. Southwest Bank shall be under no obligation to accept another form of security other than a commercial letter of credit from a bank or banks acceptable to Southwest Bank. The provision of the credit enhancement by ADAC will be represented by a promissory note executed by Gateway in favor of ADAC (the "ADAC Loan") in the form of Exhibit 1 attached hereto, and secured as provided for herein.

         5. Payments to ADAC. On condition that Southwest Bank loans to Gateway the sum of Nine Hundred Thousand Dollars ($900,000) in accordance with the terms and conditions set forth in paragraph 3 above, which includes the credit enhancement by ADAC as set forth in paragraph 4 above, then in that event and only in that event Gateway agrees to compensate ADAC as follows:

            (a) Commencing in the first month following the month in which start-up of the Treatment Plant and Pipeline Facilities occurs pursuant to the Restated Master Agreement, and in each month thereafter during the term of the Term Note, Gateway shall pay to ADAC an amount equal to fifty percent (50%) of the price upside portion only (i.e. related to the Resale Price and MMBtus Delivered) of the Floating Monthly Treating Fee received by Gateway for said month (the "Price Upside Payment"). Gateway will be entitled to retain all of the Fixed Monthly Treating Fee and the balance of the price upside portion of the Floating Monthly Treating Fee.


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            (b) In addition, if, on the Maturity Date or Modified Maturity Date
         (as defined in Section 6 below) of the Term Note, the total of the Price Upside Payments paid to ADAC by Gateway pursuant to paragraph (a) above, plus Nine Hundred Thousand Dollars ($900,000) deemed to have been repaid to ADAC when Gateway pays off the Term Note (the "Deemed Repayment") does not result in ADAC achieving at least a pre-tax fifteen percent (15%) internal rate of return (the "Target Return") on Nine Hundred Thousand Dollars ($900,000) deemed to have been loaned to Gateway by ADAC on the first day of the Term Note, then Gateway will pay to ADAC an additional lump sum amount which, when added to the Price Upside Payments previously paid and the Deemed Repayment, will provide the Target Return to ADAC. By way of illustration only, there is attached hereto as Exhibit 2 an example showing the methodology of the computation of the Target Return. Nothing herein shall be construed to allow or require the payment to ADAC of any amount that is considered usurious under applicable law.

         6. Equity Participation Option. Notwithstanding any provision to the contrary contained either in this Agreement or in any of the documents comprising or executed in connection with the Term Note, the parties hereto agree:

            (a) Option on or Prior to Maturity Date. ADAC shall have the sole and exclusive option to pay off the unpaid principal balance of the Term Note on or before the Maturity Date. Gateway hereby stipulates and agrees that it will not pay off the Term Note prior to the Maturity Date, nor shall Gateway solicit or permit any third party to pay off the Term Note prior to the Maturity Date, except with the prior written consent of ADAC. At all times the obligation to pay interest owed on the Term Note shall remain the sole obligation of Gateway.

                (i) Notice. In order to elect the option to pay off the unpaid principal balance of the Term Note, ADAC must notify Gateway of its election in writing ninety (90) days prior to the date ADAC will pay off the balance of the Term Note, but in no event later than ninety
            (90) days prior to the Maturity Date. Failure of ADAC to so notify Gateway at least ninety (90) days prior to the Maturity Date shall be conclusively deemed a waiver by ADAC of this option.

                (ii) Effect of Payment of Term Note. In the event that ADAC elects to pay off the unpaid principal balance of the Term Note on or before the Maturity Date, then effective the date the Term Note is paid off by ADAC ("Pay Off Date") ADAC shall receive thirty three and one-third percent (33 1/3%) ownership interest in the Pipeline Facilities with


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            the remaining interest of sixty six and two thirds percent (66 2/3%)
            owned by Gateway, as further described below.

                (iii) Organization of LLC. In the event that ADAC elects this
            Equity Participation Option, the parties agree that on or before the Pay Off Date Gateway shall cause to be organized under the laws of the State of Texas a limited liability company (the "LLC"). The LLC shall be owned thirty three and one-third percent (331/3%) by ADAC and sixty six and two-thirds percent (662/3%) by Gateway. Gateway will transfer to the LLC the Pipeline Facilities and related agreements, together with the Restated Master Agreement, subject only to the Southwest Bank Term Loan. The Pipeline Facilities shall be subject to no liens or encumbrances whatsoever other than: (i) the Southwest Bank Term Loan; and (ii) any other lien or encumbrance incurred by Gateway in the ordinary course of business and directly related to or arising out of the construction or operation of the Pipeline Facilities, provided such lien or encumbrance was first approved by ADAC, which approval shall not be unreasonably withheld. The LLC shall own and operate the Pipeline Facilities and have the obligation to perform all obligations of Gateway under and pursuant to the Restated Master Agreement and other agreements related to the Pipeline Facilities and to pay the principal and interest payments and perform all other terms of the Southwest Bank Term Loan. Attached hereto as Exhibit 3 are the major terms and conditions under which the LLC shall be organized, which terms and conditions shall be incorporated in the Articles of Organization and the Operating Agreement of the LLC. The Articles of Organization and the Operating Agreement shall contain such other terms as shall be agreeable to the parties, and shall be reasonable and consistent with transactions of similar size and magnitude.

                (iv) No Target Return. In the event that ADAC elects to exercise its option to pay off the unpaid principal balance of the Term Note at any time on or before the Maturity Date and to acquire an ownership interest in the Pipeline Facilities as set forth in this paragraph 6(a), ADAC shall be entitled to retain any and all Price Upside Payments previously paid to ADAC pursuant to the terms of this Agreement, but ADAC shall not be entitled to the Target Return nor shall ADAC be entitled to receive any lump sum amount from Gateway.

            (b) Extension of Maturity Date. Gateway and Southwest Bank shall have the right to change the Maturity Date to a date beyond the Maturity Date (the "Modified Maturity Date"), provided, however, that the Maturity Date of the Term Note may not be extended or modified without


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         ADAC's prior written approval. In the event the Maturity Date of the
         Term Note is so extended, then:

                (i) Option on or Before Modified Maturity Date. ADAC may elect to exercise its option to pay off the unpaid principal balance of the Term Note on or before the Modified Maturity Date and to acquire an ownership interest in the Pipeline Facilities effective on the Pay Off Date. All of the provisions of paragraph 6(a) except as set forth specifically in this paragraph 6(b) shall apply to the exercise of such option. ADAC shall be entitled to retain any and all Price Upside Payments previously paid to ADAC pursuant to the terms of this Agreement; provided, however, that it is agreed that if and only if ADAC pays off the unpaid principal balance of the Term Note after the Maturity Date but on or before the Modified Maturity Date, then ADAC shall in that event be entitled to the Target Return.

                (ii) Calculation of Target Return. It is specifically understood by the parties that if ADAC pays off the Term Note after the Maturity Date but on or before the Modified Maturity Date then (i) the Nine Hundred Thousand Dollar ($900,000) principal payment made by ADAC will be deemed to have been repaid to ADAC and thus be a Deemed Repayment solely for the purposes of calculating the lump sum amount, if any, to be paid by Gateway to ADAC in order for ADAC to achieve the Target Return; and (ii) Gateway shall have no obligation to pay the Deemed Repayment to ADAC.

            (c) Payoff of Term Note by Gateway:

                (i) Default. Notwithstanding anything to the contrary contained in this Agreement, ninety (90) days prior to the Maturity Date, ADAC may demand that Gateway pay the Term Note in full and cause the release of the entire amount of the credit enhancement provided by ADAC. If ADAC makes such demand, Gateway shall have until the Maturity Date to pay off the Term Note and cause the release to ADAC of the credit enhancement. If Gateway does not pay off the Term Note and cause the release of the credit enhancement on the Maturity Date and provided that the Maturity Date is extended by Southwest Bank, then for a period of ninety (90) days or the number of days by which the Maturity Date has been extended, whichever is less, Gateway agrees to pay to ADAC the amount of Nine Hundred Twenty Five Dollars ($925) for each and every calendar day after the Maturity Date during which Gateway has failed to pay off the Term Note and cause the release of the credit enhancement. If ADAC does not elect the Equity Participation Option and if Gateway does not pay off the Term Note and cause the release of the credit enhancement on


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            the Maturity Date, then ADAC may deem the ADAC Loan to be in default and may take any and all legal action and pursue any and all available remedies to which it may be entitled. Notwithstanding the foregoing, if for any reason Southwest Bank declares the Term Note to be due and payable prior to the Maturity Date or prior to any Modified Maturity Date, and if Gateway fails to pay off the Term
            Note and cause the release of the credit enhancement on or before the earlier date by which Southwest Bank demands payment, then ADAC may also deem the ADAC Loan to be in default on such earlier date.

                (ii) Satisfaction of Improper Liens or Encumbrances. If ADAC
            exercises the Equity Participation Option under any of the circumstances allowed in this Agreement, and if upon the transfer of the Pipeline Facilities to the LLC there exists any lien or encumbrance whatsoever upon the Pipeline Facilities other than the Southwest Bank Term Loan and such other liens or encumbrances as have been previously and specifically approved in writing by ADAC, then any such lien or encumbrance shall be satisfied wholly out of Gateway's interest in distributions of cash from the LLC; provided, that ADAC shall have the sole and exclusive option to pay whatever amount may be necessary to cause the release and satisfaction of such lien or encumbrance, in which event all cash distributions from the LLC and attributable to Gateway's interest in the LLC shall be paid to ADAC until ADAC shall have received distributions equal to the amount paid by ADAC to release and satisfy the lien or encumbrance plus interest on such amount at the prime rate of interest reported by The Wall Street Journal, plus three percent (3%); provided, however, that ADAC shall not have the right to pay and cause the release and satisfaction of any lien or encumbrance which is being contested in good faith by Gateway for so long as Gateway continues to contest the lien or encumbrance in good faith, and for so long as the interest of ADAC is not thereby jeopardized in ADAC's reasonable discretion.

         7. Additional Agreements of the Parties. The parties hereto further agree as follows:

            (a) As soon as is reasonably practicable, and in all events within thirty (30) days of the funding of the Term Note as provided in this Agreement and in the separate Loan Agreement between Gateway and Southwest Bank, Gateway will execute such collateral documents as are necessary to provide ADAC a security interest and liens on the Pipeline Facilities and on Gateway's Waxahachie Pipeline System in Ellis County, Texas. The liens shall be subordinate only to a lien granted by Gateway in favor of Southwest Bank.


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            (b) As soon as is reasonably practicable, and in all events within thirty (30) days of the funding of the Term Note as provided in this Agreement and in the separate Loan Agreement between Gateway and Southwest Bank, Gateway will execute such collateral documents as shall be necessary to provide ADAC with a security interest and lien on the assets of Gateway's Fort Cobb Fuel Authority, LLC ("FCFA") subsidiary, including giving a lien to ADAC on the ownership unit(s) of FCFA. This lien shall be subordinate only to a lien granted by Gateway in favor of Legacy Bank (the "Legacy Bank Loan"). Gateway warrants, covenants and agrees, on behalf of itself and on behalf of FCFA, that it will take whatever action may be necessary to obtain any necessary approval or consent to the granting of the security interests herein described, if such approval or consent be required from the Oklahoma Corporation Commission or from any other agency or entity. ADAC acknowledges receipt of a complete copy of an appraisal dated in March of 2001, and prepared by Business Valuations and Appraisers, LLC, which lists and indicates the appraised value of all of the assets of FCFA. Gateway covenants, warrants and agrees that, other than the security interests and liens existing as of the date hereof in favor of Legacy Bank and to be granted to ADAC, Gateway shall not allow any liens or encumbrances to be placed against the assets of FCFA or the membership units of FCFA which are senior to the lien of ADAC.

            (c) As used in this Agreement, the documents necessary to grant a security interest and lien on assets shall include all documents as shall be reasonably required, including, but not limited to, a Deed of Trust or Deeds of Trust, Security Agreement, Pledge Agreement, Financing Statement, Assignment, or such other collateral documents as shall be necessary to grant to the secured party a security interest and subordinated lien on all specified assets.

            (d) Upon request by ADAC, and upon submission of a statement generally describing legal services rendered and out-of-pocket expenses incurred, Gateway will reimburse ADAC for its reasonable attorneys' fees incurred by ADAC associated with the review, drafting and filing of documents related to this transaction, not to exceed, however, the aggregate amount of Twelve Thousand Five Hundred Dollars ($12,500).

            (e) Notwithstanding anything in this Agreement to the contrary, if the collateral documents necessary to provide ADAC with the security interests and liens contemplated in subparagraphs (a), (b) and (c) above are not executed within said thirty (30) day period and if the collateral documents as prepared and requested by ADAC are identical to the collateral documents executed by Gateway in favor of Southwest Bank and


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         Legacy Bank in all material respects, and if the delay in executing such documents is fairly attributable in material part to Gateway, then in that event Gateway agrees that ADAC shall have the sole and exclusive option to assume control and operation of the Pipeline Facilities, and all related assets and agreements, upon five (5) days' written notice to Gateway. Gateway shall have the right to resume control and operation of the Pipeline Facilities at such time as (i) all collateral documents necessary to provide ADAC with the security interests and liens contemplated herein have been executed and filed to ADAC's satisfaction and (ii) Gateway reimburses ADAC for the reasonable costs, fees and expenses ADAC incurred and for any damages suffered by ADAC in connection with the delay in obtaining such security interests and liens.

            (f) The cross-collateralization provisions of the Term Note and the Southwest Bank Term Loan shall include the provision that a default under the terms of the Southwest Bank Term Loan, the Term Note or the Legacy Bank Loan shall constitute a default under the terms of the ADAC Loan.

            (g) It is also specifically understood by the parties that: (i) if Gateway defaults in the performance of any of its obligations under the Term Note, the Southwest Bank Term Loan or the Legacy Bank Loan (defined below), then ADAC will be entitled to consider any such default a default under the terms of the ADAC Loan, thereby entitling ADAC to pursue any and all remedies that may be available with respect to such default.

         8. Closing. The parties agree that immediately upon execution of this Agreement a copy thereof shall be submitted by Gateway to Southwest Bank so that Southwest Bank will proceed to document, finalize and fund the Term Note at the earliest practicable date . Each party will proceed with deliberate speed to review documents prepared by Southwest Bank in order to facilitate funding of the Term Note at the earliest practicable time.

         9. ADAC's Audit Right. ADAC, at ADAC's expense, may audit the books and records of Gateway relating to the Pipeline Facilities to the extent necessary to verify the accuracy of any statement related to or computation of the Price Upside Payments made by Gateway to ADAC upon the following terms:

            (a) ADAC shall provide notice of its intent to audit no more often than annually during the term of the Term Note.

            (b) The audit shall be performed by a reputable Certified Public Accountant.


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            (c) The audit must be commenced no later than thirty days after the date of ADAC's notice to Gateway of its intent to audit, and must be concluded no later than ninety days after the date of ADAC's notice to Gateway of its intent to audit.

            (d) In the event an error is discovered in the amount of any Price Upside Payment paid by Gateway to ADAC, such error shall be adjusted within thirty (30) days after the amount thereof is determined. Claims for errors shall be made promptly upon discovery, but in any event, within twelve (12) months of the date of the Price Upside Payment.

            (e) All books of accounts and records of Gateway relating to the Price Upside Payments shall be preserved for a period of two (2) years.

         10. Representations and Warranties. Each Party represents and warrants to the other Party as follows:

            (a) Such Party is duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite corporate or partnership power and authority to enter into this agreement and the transactions herein contemplated. Such Party is duly qualified to do business in Texas and is in good standing in the State of Texas and in the other jurisdictions in which it transacts business.

            (b) Such Party has all requisite corporate or partnership power and authority to execute and deliver this Agreement and the agreements contemplated herein, to consummate the transactions contemplated by this Agreement and by all other agreements contemplated herein, and to perform all of its obligations under this Agreement and under all other agreements contemplated herein. This Agreement constitutes the valid and binding obligations of such Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            (c) Such Party's execution and delivery of this Agreement and the other agreements contemplated herein, and the consummation of the transactions contemplated hereby and thereby, will not:

                (i) conflict with or require the consent of any person under any of the terms, conditions or provisions of the charter, certificate of formation or other organizational document of such Party;


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                (ii) conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under: (a) any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which such Party is a party or by which such Party is bound except, where such conflict, breach or default would not materially affect such Party's ability to consummate the transactions contemplated hereby and thereby; or (b) any order, judgment or decree of any governmental authority; or

                (iii) result in the creation or imposition of any lien or
            encumbrance on any assets of such Party in the Pipeline Facilities, except for liens described herein in favor of Southwest Bank and ADAC.

            (d) There are no third party claims, disputes or litigation pending or to such Party's knowledge, threatened against such Party that would prevent the consummation of the transactions contemplated by this Agreement or the other agreements contemplated herein.

            (e) There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to such Party's knowledge, threatened against such Party.

            (f) No person claiming by, through or under such Party is entitled to any broker's, finder's or similar fee by reason of the transactions contemplated by this Agreement.

         11. No Waiver. No delay, failure or discontinuance of either party in exercising any right, power or remedy under this Agreement or any of the agreements specified herein shall affect or operate as a waiver of such right, power or remedy, except that failure of ADAC to give notice of its exercise of its option pursuant to paragraph 6, in the time specified in paragraph 6, shall conclusively constitute a waiver of that option by ADAC; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind of any breach of or default under any of said agreements must be in writing and shall be effective only to the extent set forth in such writing.

         12. Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:



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                  Gateway: Gateway Energy Corporation
                           Attn:  Michael Fadden
                           One Allen Center, Suite 2615
                           500 Dallas Street
                           Houston, Texas 77002

                  ADAC:    Allen Drilling Acquisition Corporation
                           Attn: Charles Holtgraves
                           5425 Martindale
                           Shawnee, Kansas 66218

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         13. Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; PROVIDED, HOWEVER, that neither party may assign or transfer its interest hereunder without the other party's prior written consent, which consent shall not be unreasonably withheld.

         14. Entire Agreement; Amendment. This Agreement and the other agreements described herein constitute the entire agreement between Gateway and ADAC with respect to the subject of this Agreement and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

         15. No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the agreements to which it is not a party.

         16. Time. Time is of the essence of each and every provision of this Agreement.

         17. Severability of Provisions. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.


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         18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         20. Term. This Agreement shall remain in full force and effect until the first to occur of the following: (i) the mutual agreement of the parties to terminate this Agreement; (ii) the Maturity Date unless the Maturity Date is extended, in which case termination shall occur on the Modified Maturity Date; or (iii) the Pay Off Date. Termination shall not affect the right of either party to enforce obligations accrued prior to termination.

                                      GATEWAY ENERGY CORPORATION


                                      By: /s/ Michael T. Fadden
                                          -------------------------------------

                                      GATEWAY PROCESSING COMPANY


                                      By: /s/ Michael T. Fadden
                                          -------------------------------------

                                      GATEWAY PIPELINE COMPANY


                                      By: /s/ Michael T. Fadden
                                          -------------------------------------

                                      ALLEN DRILLING ACQUISITION COMPANY


                                      By: /s/ Charles A. Holtgraves
                                          -------------------------------------

                                 PROMISSORY NOTE

                                 Houston, Texas
                                 March 31, 2003

$900,000.00

         FOR VALUE RECEIVED, the undersigned, GATEWAY ENERGY CORPORATION, a Delaware corporation, GATEWAY PIPELINE COMPANY, a Texas corporation, and GATEWAY PROCESSING COMPANY, a Texas corporation, (herein called "Makers"), jointly and severally promise to pay to the order of ALLEN DRILLING ACQUISITION COMPANY, a Nebraska Corporation, (herein called "Payee," which shall include in every instance any holder of this Note) the sum of NINE HUNDRED THOUSAND AND NO/000ths DOLLARS ($900,000.00) pursuant to the terms of that certain Agreement dated March 6, 2003 between Makers and Payee (the "Agreement"). Reference is hereby made to the Agreement for a description of the rights and obligations of Makers to Payee in connection with this Note. Capitalized terms in this Note which are not defined in this Note shall have the meaning set forth in the Agreement. Payment of this Note shall be made in lawful money of the United States of America to Payee at 5425 Martindale, Shawnee, Kansas 66218, or at such other place as Payee may designate hereafter in writing.

         Payment of this Note is due and payable as specified in that Agreement. This Note shall be deemed paid, satisfied and released upon the happening of the first to occur of: (i) The full and complete release to ADAC of the Credit Enhancement; (ii) The exercise of the Equity Participation Option by ADAC, such payment, release and satisfaction to occur as of the Pay Off Date; (iii) payment by Makers to Payee of the full amount of this Note, in the event that the Credit Enhancement is not released on or before the Maturity Date, or the Modified Maturity Date, as the case may be, and on the further condition that ADAC has not exercised the Equity Participation Option; provided, however, that in the event Makers pay the full amount of this Note to Payee as described in this clause (iii), the Credit Enhancement shall be assigned to Gateway, with Gateway to pay all costs and expenses which may be associated with such assignment. Otherwise, this Note will remain in full force and effect.

         All past due principal and accrued interest shall bear interest from and after maturity until paid at a rate equal to the lesser of (a) eighteen percent (18 %) per annum, or (b) the Highest Lawful Rate.

         Prepayment of this Note is governed by the terms of the Agreement.

         If any of Makers file a voluntary petition in bankruptcy, or are adjudicated a bankrupt or insolvent, or file any petition or answer seeking any arrangement, composition, readjustment, or similar relief for any of Makers under any present or future statute, law or regulation, or file any answer admitting the material allegations of a petition filed against Makers in any such proceeding, or seek or consents to or acquiesce in the appointment of any trustee or receiver, on all or any substantial part of the properties of either of Makers, or if a decree or order has been entered by a court having jurisdiction in the premises adjudging either of Makers to be bankrupt or insolvent under the federal bankruptcy laws or any applicable law of the United States of America or any state law, or appointing a receiver or trustee or assignee in bankruptcy or insolvency of any of Makers of any of Makers' properties, and such decree or order is not discharged or stayed within a period of sixty (60) days, or if Makers make an assignment for the benefit of creditors, or if Makers fail to pay this Note or any installment hereof, whether principal or interest, when due, then Payee shall have the option, to the extent permitted by applicable law, to declare this Note due and payable, whereupon the entire unpaid principal balance of this Note (and all accrued unpaid interest hereon) shall mature and become due and payable at once without presentment, demand, protest or notice of any kind (including, but not limited to, notice of intention to accelerate or notice of acceleration), all of which are hereby expressly waived by Makers. The time of payment of this Note also is subject to acceleration in the same manner provided in this paragraph in the event Makers default under the Agreement or any of the instruments securing payment hereof or relating hereto.

     Makers and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (b)'to any substitution exchange or release of any security now or hereafter given for this Note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it is not necessary for Payee to first institute or exhaust Payee's remedies against Makers (or any other party liable therefor), or against any security for this Note, in order to enforce payment of this Note.

         If default occurs hereunder (or under the Agreement or any of the instruments securing payment hereof) and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, Makers agree to pay all reasonable attorney's fees and all expenses of collection and costs of court.

         It is the intention of the Parties to strictly comply with applicable usury Laws, if any; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note or any other Loan Document (as defined in the Agreement), in no event shall any Loan Document permit or require the payment, taking, reserving, receiving collection or charging of interest in excess of the Highest Lawful Rate. If any such excess of interest is called for, contracted for, charged, taken, reserved or received under any Loan Document (or in any communication by Payee or any other Person to Makers) or if all or a part of the principal or interest thereof is accelerated, prepaid or repaid, so that under any of such circumstances (or any other circumstances) the amount of interest contracted for, charged, taken, reserved or received under any Loan Document on the amount of principal actually outstanding from time to time thereunder shall exceed the Highest Lawful Rate, then in any such event (a) the provisions of this paragraph shall govern and control, (b) no Person now or hereafter liable for the payment of the Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate, (c) any such excess which is or has been collected or received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Note or, if the Note has been or would be repaid in full by that credit, refunded to the Person paying the excess, and (d) the provisions of the applicable Loan Documents, and any communication to Makers, shall immediately be deemed reformed and the excess interest reduced, without the necessity of executing any other document, to the Highest Lawful Rate under the applicable usury Laws as now or hereafter construed by the courts having jurisdiction thereof., Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, collected, taken, reserved or received in connection with the Loan Documents which are made for the purpose of determining whether that rate exceeds the Highest Lawful Rate shall be made to the extent permitted by applicable Laws by amortizing, prorating, allocating and spreading during the period of the full term of the loans made pursuant to the Loan Documents, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken collected, reserved or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating thereto.

         To the extent the interest rate Laws of the State of Texas are applicable to the Loan Documents for purposes of determining the "Highest Lawful Rate," the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Texas Revised Civil Statutes, Title 79, Article 5069-1D.003 (also codified at Texas Finance Code,
Section 303.301, and formerly Texas Revised Civil Statutes, Article 5069-1.01), as amended. Makers and Payee agree that Texas Finance Code, Chapter 346 (formerly Texas Revised Civil Statutes, Title 79, Chapter 150, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not govern or in any manner apply to the, Loan Documents or the Obligations.

         This Note shall be governed by and construed under the applicable laws of the State of Texas and the laws of the United States of America.

         Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

         Makers represent and warrant to Payee that all loans evidenced by this Note are for business, commercial, investment or other similar purposes, and are not primarily for personal, family, household or agricultural use (as such terms are used or defined in Section 303.501 of the Texas Finance Code, as amended, and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act).

         This Note is entitled to all of the benefits and obligations of the Agreement, and the payment of this Note is secured by (i) a deed of trust of even date covering Gateway Pipeline Company's interests in the Waxahachie Pipeline System in Ellis County, Texas, (ii) a security agreement and collateral assignment covering Gateway Processing Company's interests in the Pipeline Facilities, (iii) a security agreement and collateral assignment covering Gateway Energy Corporation's and Fort Cobb Oklahoma Irrigation Fuel Authority L.L.C.'s interest in the assets of Fort Cobb Oklahoma Irrigation Fuel Authority L.L.C., and (iv) security agreement-pledge from Gateway Energy Corporation covering all of the ownership units in Fort Cobb Oklahoma Irrigation Fuel Authority L.L.C. owned by Gateway Energy Corporation.

MAKERS:

GATEWAY ENERGY CORPORATION

By: /s/ Michael T. Fadden
    ----------------------------------
        Michael T. Fadden, President

GATEWAY PIPELINE COMPANY

By: /s/ Michael T. Fadden
    ----------------------------------
        Michael T. Fadden, President

GATEWAY PROCESSING COMPANY

By: /s/ Michael T. Fadden
    ----------------------------------
        Michael T. Fadden, President

                                    EXHIBIT 2
                    EXAMPLE CALCULATION OF 15% TARGET RETURN

                                                             PROJECT YEAR
                                                                     1                2                3
                                                             ------------------------------------------------
 Letter of credit(1)                            (900,000)
 Price Upside Payments(2)                                          92,100           92,100           92,100
 Deemed Repayment(3)                                                                                900,000
                                                -------------------------------------------------------------
 Subtotal cash flows                            (900,000)          92,100           92,100          992,100
                                                -------------------------------------------------------------
 INITIAL IRR(4)                                                                                        10.2%

 Additional Gateway lump-sum payment                                                                148,968
                                                -------------------------------------------------------------
 Total cash flows                               (900,000)          92,100           92,100        1,141,068
                                                -------------------------------------------------------------
 TARGET RETURN IRR(4)                                                                                  15.0%

         THIS EXAMPLE IS FOR ILLUSTRATIVE PURPOSES ONLY TO DEMONSTRATE
                            THE CALCULATION OF IRR.

 Note:

         (1) $900,000 is deemed to have been loaned to Gateway by ADAC on the first day of the Term Note.

         (2)   Monthly Price Upside Payments are calculated based on Section
               7.2 (d) (ii) (y) of the Gas Purchase Agreement and Section 4.3 of the Treating Agreement. For this example, the following are assumed:

               - Resale Price -                    $4.29 per MMBtu
               - MMBtu's Delivered -               12,000 MMBtu per day
               - Assumed Royalty burden
                 above $4.00 per MMBtu -                25%
               - Gateway share of price upside
                    payment to Hanover/Gateway -        30%
               - ADAC share of price upside
                    payment to Gateway -                50%
               - Average Days in a Month -              30.4


               Thus
               .30 x ($4.29-$3.75) x 12,000 x 30.4 = $59,098       Gross payment to Hanover/Gateway
               $59,098 - (.25 x 31,738) = $51,164                  Net payment to Hanover/Gateway after deducting royalty
               $51,164 x .30 = $15,349                             Net payment to Gateway
               $15,349 x .5 = $7,675                               Monthly Price Upside Payment to ADAC
               $7,675 x 12 = $92,100                               Annual Price Upside Payment to ADAC

         (3)$900,000 is the Deemed Repayment to ADAC when Gateway pays off the principal of the Term Note on the Maturity Date and the letter of credit is canceled or released.

         (4)IRR (Internal Rate of Return) is calculated using the built-in Excel spreadsheet function in which cash receipts and payments are deemed to occur at the end of each year even though they may actually occur during the year.

                                   EXHIBIT 3
                              ADDENDUM TO AGREEMENT
                         MAJOR TERMS AND CONDITIONS FOR
                 CREATION OF LIMITED LIABILITY COMPANY (L.L.C.)

         If a limited liability company is to be created under the terms of the Agreement, then unless otherwise mutually agreed by ADAC and Gateway during the 90-day notice period, a Texas limited liability company ("Company") will be created pursuant to appropriate documents filed with the State of Texas and an Operating Agreement executed by the parties. The Operating Agreement will contain the following major terms and conditions, and such other terms as shall be agreeable to the parties, provided, however, that the terms and conditions set forth herein shall be subject to the terms and conditions of the Agreement. If any term or condition set forth in this Exhibit 3 is inconsistent with the Agreement, the term or condition of the Agreement shall control and shall supercede the inconsistent term or condition set forth in this Exhibit 3.

PURPOSE

         The Company will be organized to construct, own and operate the Pipeline Facilities, to fulfill the duties and obligations and receive the income and pay the expenses under the Restated Master Agreement, and to receive revenue of any other type or nature derived from and pay any and all expenses associated with the operation of the Pipeline Facilities.

         "Pipeline Facilities" shall mean the gathering lines, Acid Gas disposal line and Transportation System and ancillary equipment described in the Restated Master Agreement.

         "Restated Master Agreement" means the First Amended and Restated Master Agreement dated September 12, 2002 among Redwood Energy Production, L.P., Gateway Processing Company and Hanover Compression Limited Partnership and the ancillary agreements contained therein, as the same may be amended from time to time, provided such amendment is made pursuant to the terms of the Agreement.

DURATION

50 years

INITIAL CAPITAL CONTRIBUTIONS


         (a) Gateway - will contribute all rights and obligations of the Restated Master Agreement, together with the Pipeline Facilities and related rights-of-way and easements. This Capital Contribution will be valued at $1,800,000.

         (b) ADAC - will pay off the principal of the Term Note. This Capital Contribution will be valued at $900,000.

         (c) Capital accounts will be maintained in accordance with Section 704 of the Internal Revenue Code of 1986, as amended from time to time.

OWNERSHIP INTERESTS

         Gateway - 1,800,000 Membership Units

         ADAC - 900,000 Membership Units

         "Ownership Ratio" with respect to any Owner means a fraction (expressed as a percentage), the numerator of which is that Owner's Membership Units and the denominator of which is the sum of the Membership Units of all Owners.

SUBSEQUENT CAPITAL CONTRIBUTIONS

         Each Owner shall contribute to the Company that Owner's Ownership Ratio of additional capital required by the Company to operate and maintain its assets and to discharge its costs, expenses, obligations and liabilities. Capital calls will be the decision of the Board of Directors.

ALLOCATIONS

         All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Owners in accordance with their Ownership Ratios.

DISTRIBUTIONS

         Cash on hand in excess of current and anticipated needs shall be distributed monthly to the Owners in accordance with their Ownership Ratios. Distributions will be made at the discretion of the Board of Directors.

DIRECTORS

         There will be a Board of Directors consisting of three (3) persons. Gateway shall elect two Directors and ADAC shall elect one Director. The business affairs of the Company shall be directed and controlled by the Directors. The consent of a majority of Directors is required to take any action; provided, however, that the consent of all Directors shall be required to take the following actions:

                  (a) the sale of all, or substantially all, of the assets of the Company;

                  (b) the merger, consolidation, dissolution or liquidation of the Company;

                  (c) the acquisition of a new business deemed significant or material;

                  (d) the discontinuance of a significant or material portion of the business of the Company;

                  (e) the borrowing of money in the Company name or use of Company assets as collateral.

                  (f) the appointment of any and all successors to Gateway as the Manager of the Company.

MANAGEMENT

         Gateway shall be the Manager of the Company. The Manager shall control the day-to-day business of the Company. The Manager shall only be removed for Cause. Cause shall mean failure of Gateway to conduct all work required of it in a good, workmanlike manner as a prudent operator in conformity with the usual practices of the industry and in accordance with all valid and applicable laws, rules and regulations of governmental authorities. The non-Gateway Director shall determine Cause for removal. If Gateway disputes termination for Cause, the matter shall be resolved pursuant to the Alternate Dispute Resolution process set forth in the Operating Agreement. Furthermore, if at any time Gateway owns less than thirty percent (30%) of the Ownership Interests in the Company, its right to manage the Company will terminate. As Manager, Gateway shall (i) provide administrative services for an administrative fee to be determined when the Operating Agreement is executed and to be paid by the Company to Gateway, which fee shall not exceed the usual and customary fee for such services, and (ii) perform or cause to be performed the operating duties, the cost of which will be charged directly to the Company, which cost shall not exceed the usual and customary costs.

RIGHT OF FIRST REFUSAL

         In the event of a proposed sale, each party shall have a right to purchase any interest being offered for sale by the other party by matching a third party offer.

ALTERNATE DISPUTE RESOLUTION

         The agreement will set forth a process of negotiation, mediation and finally arbitration to resolve any disputes under the agreement which shall be identical to section 8.2 of the Restated Master Agreement.